SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A-2


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Initial Report (Date of earliest event reported) to which this form
                   8-K/A is an amendment: February 12, 1999.




               Commission file numbers 333-42411 and 333-42411-01

                               GLENOIT CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                              13-3862561
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)

                            GLENOIT ASSET CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                              51-0343206
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)

                              111 West 40th Street
                            New York, New York 10018
                            Telephone: (212) 391-3915
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               GLENOIT CORPORATION
                          Amendment No. 2 on Form 8-K/A
                                       to
                           Current Report on Form 8-K


                                  Introduction


        This Amendment No. 2 on Form 8-K/A (this "Amendment") is being filed by Glenoit Corporation and Glenoit Asset Corporation (together the "Company") to amend Item 7 of the Company's Current Report on Form 8-K dated February 12, 1999 (the "Initial Report") relating to the acquisition on February 12, 1999 of Ex-Cell Home Fashions, Inc. (the "Ex-Cell Acquisition"). The Company is filing this amendment to correct an error in the proforma financial information filed on Form 8-K/A dated April 27, 1999. Pursuant to Rule 12b-15 of the SEC Rules, the complete text of Item 7, as amended, is set forth herein.


Item 7.        Financial Statements and Exhibits

(a)     Financial Statements of businesses acquired.
                      Table of Contents.............................................................F-1
                      Independent Auditors' Report..................................................F-2
                      Combined Balance Sheets of Ex-Cell Home Fashions, Inc. and
                         its subsidiaries and its affiliate Ansam Realty Company, LLC as of June 30, 1998........................................................F-3
                      Combined Statement of Shareholders' and Members' Equity
                         of Ex-Cell Home Fashions, Inc. and its subsidiaries and its its affiliate Ansam Realty Company, LLC  for the year ended
                         June 30, 1998..............................................................F-5
                      Combined Statement of Income of Ex-Cell Home Fashions, Inc.
                         and its subsidiaries and its affiliate Ansam Realty Company, LLC for the year ended June 30, 1998...........................................F-6
                      Combined Statement of Cash Flow of Ex-Cell Home Fashions, Inc.
                         and its subsidiaries and its affiliate Ansam Realty Company, LLC for the year ended June 30, 1998...........................................F-7
                      Notes to Combined Financial Statements of Ex-Cell Home Fashions,
                         Inc. and its subsidiaries and its affiliate Ansam Realty Company,
                         LLC .......................................................................F-9
                      Combined Balance Sheet of Ex-Cell Home Fashions, Inc. and its
                         subsidiaries and its affiliate Ansam Realty Company, LLC as of
                         December 31, 1998 (Unaudited)..............................................F-22
                      Combined Statement of Income of Ex-Cell Home Fashions, Inc. and
                         its subsidiaries and its affiliate Ansam Realty Company, LLC for the six months ended December 31, 1998 (Unaudited).....................F-24
                      Combined Statement of Shareholders' and Members' Equity of
                         Ex-Cell Home Fashions, Inc. and its subsidiaries and its
                         affiliate Ansam Realty Company, LLC for the six months
                         ended December 31, 1998....................................................F-25

                                       2

                      Combined Statement of Cash Flows of Ex-Cell Home Fashions, Inc.
                         and its subsidiaries and its affiliate Ansam Realty Company, LLC for the six months ended December 31, 1998 (Unaudited).....................F-26
                      Notes to Condensed Combined Financial Statements
                         (Unaudited)................................................................F-28

(b)     The unaudited proforma financial information furnished herein reflects the effect of the acquisitions of Ex-Cell Home Fashions, Inc. and American Pacific Enterprises, Inc. on the
               consolidated financial statements of Glenoit Corporation.
                      Unaudited Proforma Consolidated Statement of Income for the year ended January 2, 1999......................................................F-31
                      Unaudited Proforma Consolidated Balance Sheet as of
                         January 2, 1999............................................................F-34

(c) The exhibits furnished in connection with this Report are as follows:

        Exhibit Number       Description

         2.1 Stock Purchase Agreement, dated February 12, 1999, among Glenoit Corporation, Ex-Cell Home Fashions, Inc., Arnold Angerman, Samuel Samelson and two trusts is hereby incorporated by reference to
                             Exhibit 2.1 of the Company's Current Report on Form 8-K dated February 12, 1999.

         4.1 Third Amended and Restated Credit Agreement, dated February 12, 1999, among Glenoit Corporation, the banks, financial institutions and other institutional lenders parties to the Credit Agreement and Banque Nationale de Paris, as Agent is hereby incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K dated February 12, 1999.

         99.1 Company Press Release dated February 12, 1999 is hereby incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K dated February 12, 1999.

The Registrant hereby undertakes to furnish supplementally a copy of any schedule or exhibit to the Stock Purchase Agreement omitted herefrom, as permitted by Item 601(b)(2) of Regulation S-K, to the Commission upon request.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  May 19, 1999
                                    GLENOIT CORPORATION



                                    By        /S/ LESTER D. SEARS
                                       -------------------------------------
                                       Lester D. Sears
                                       Executive Vice President and
                                       Chief Financial Officer
                                       (On behalf of the Registrant and as
                                       Principal Financial
                                       and Accounting Officer)




                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  May 19, 1999
                                                GLENOIT ASSET CORPORATION





                                   By        /S/ LESTER D. SEARS
                                      ---------------------------------------
                                      Lester D. Sears
                                      Executive Vice President and
                                      Chief Financial Officer
                                      (On behalf of the Registrant and as
                                      Principal Financial
                                      and Accounting Officer)

                                    REPORT ON
          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                   AND ITS AFFILIATE ANSAM REALTY COMPANY, LLC
                                  JUNE 30, 1998








                          Hertz, Herson & Company, LLP
                          Certified Public Accountants

                                TABLE OF CONTENTS



          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
          -------------------------------------------------------------
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                  --------------------------------------------
                                  JUNE 30, 1998
                                  -------------

        FINANCIAL STATEMENTS:                                    Page
                                                                 ----

    Independent Auditors' Report                                              1

    Exhibit A - Combined Balance Sheet                                        2

    Exhibit B - Combined Statement of Shareholders' and Members' Equity       3

    Exhibit C - Combined Statement of Income                                  4

    Exhibit D - Combined Statement of Cash Flows                            5-6

    Notes to Financial Statements                                          7-18

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Ex-Cell Home Fashions, Inc.
295 Fifth Avenue
New York, New York 10016


We have audited the accompanying combined balance sheet of Ex-Cell Home Fashions, Inc. and its subsidiaries and its affiliate, Ansam Realty Company, LLC ("the Company"), as at June 30, 1998, and the related combined statements of income, shareholders' and members' equity, and cash flows for the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Ex-Cell Home Fashions, Inc. and its subsidiaries and its affiliate, Ansam Realty Company, LLC, as at June 30, 1998, and the combined results of their operations and their cash flows for the year ended June 30, 1998, in conformity with generally accepted accounting principles.


/s/ Hertz, Herson & Company, LLP
New York, New York
August 7, 1998, except for Note N, as to
   which the date is February 12, 1999

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                             COMBINED BALANCE SHEET
                               AS AT JUNE 30, 1998


     ASSETS

Current Assets
   Cash                                                           $     824,002
   Accounts receivable, partially pledged - Note F                      149,787
   Insurance and other claims receivable - Note B                        82,788
   Inventories, partially pledged - Note C                           21,650,642
   Prepaid and recoverable income taxes, pledged - Note H                32,810
   Prepaid expenses and other current assets                            133,056
                                                                    ------------

     Total Current Assets                                            22,873,085

Cash Surrender Value of Officers' Life Insurance,
   Less Loans of $1,052,618                                             508,671

Property, Plant and Equipment, Pledged, at Cost,
   Less Accumulated Depreciation of $18,945,011
   - Notes D and I                                                    8,982,324

Deferred Charges and Other Assets - Note E                              301,119
                                                                    ------------


     TOTAL ASSETS                                                 $  32,665,199
                                                                  ==============
                                                                  ==============



The accompanying notes are an integral part of the financial statements and should be read in conjunction therewith.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES

                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC

                             COMBINED BALANCE SHEET

                              AS AT JUNE 30, 1998

     LIABILITIES AND SHAREHOLDERS' AND MEMBERS' EQUITY
     -------------------------------------------------

Current Liabilities
-------------------

   Due to factor, collateralized - Note F                             $   2,720,744

   Current maturities of long-term debt, collateralized - Note I          1,211,423

   Accounts payable - Note G                                              5,250,132

   Accrued expenses and other current liabilities                         1,970,884

   Income taxes payable - Note H                                            767,918
                                                                         ----------
     Total Current Liabilities                                           11,921,101

Long-term Debt, Collateralized - Note I                                   6,336,941

Deferred Compensation - Note J                                              633,360

Deferred Income Taxes - Note H                                              140,488
                                                                          ---------


     Total Liabilities                                                   19,031,890
Commitments and Contingencies - Notes K and N

Shareholders' and Members' Equity - Note L                               13,633,309
                                                                        ------------
     TOTAL LIABILITIES AND SHAREHOLDERS' AND MEMBERS' EQUITY          $  32,665,199
                                                                     ===============

The accompanying notes are an integral part of the financial statements and should be read in conjunction therewith.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
             COMBINED STATEMENT OF SHAREHOLDERS' AND MEMBERS' EQUITY
                        FOR THE YEAR ENDED JUNE 30, 1998
                                    EXHIBIT B


                                                                                        Ex-Cell Home Fashions, Inc.
                                                                            --------------------------------------------------
                                                                               Preferred Stock             Voting Common Stock
                                                                          -------------------------    ---------------------------
                                       Combined         Eliminations       Shares        Amount         Shares         Amount
                                    --------------      ------------      ---------     -----------    ---------   ---------------
Balance as at July 1, 1997          $   14,429,127      $(   170,391 )        5,449     $   544,900          763   $     1,742,516
Redemption and retirement of
   586 shares of preferred stock and
   237 shares of common stock       (    3,120,000 )                      (     586 )   (    58,600 )  (     237   )  (    412,976 )
Exchange of preferred stock for             -                             (   3,792 )   (   379,200 )         57           379,200
   common stock
Issuance of common stock                   208,300                                                           237           208,300
Common stock dividend                       -                                                                         (      4,100 )
Buyout of member's inteest          (      798,213 )
Net income for the year                  3,019,309            13,977
Members' distributions during year  (      105,214 )
                                    --------------      --------------        -------     -----------        -----   ---------------
Balance as at June 30, 1998         $   13,633,309      $(   156,414 )        1,071     $   107,100          820   $     1,912,940
================================    ==============      ==============        =======     ===========        =====   ===============




                                                                                                 Ansam Realty
                                                     Ex-Cell Home Fashions, Inc.                 Company, LLC
                                            -------------------------------------------         --------------
                                           Non Voting Common Stock
                                           ------------------------         Retained               Members'
                                            Shares        Amount            Earnings               Capital
                                           -------    -------------    -----------------        --------------
Balance as at July 1, 1997                  -         $     -          $       9,769,901        $    2,542,201
Redemption and retirement of
   586 shares of preferred stock and
   237 shares of common stock                                             (    2,648,424 )
Exchange of preferred stock for
   common stock
Issuance of common stock
Common stock dividend                        4,100            4,100
Buyout of member's inteest                                                                       (     798,213 )
Net income for the year                                                        2,610,210               395,122
Members' distributions during year                                                               (     105,214 )
                                             -----    -------------    -----------------        --------------
Balance as at June 30, 1998                  4,100    $       4,100    $       9,731,687        $    2,033,896
================================             =====    =============    =================        ==============

 .

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                          COMBINED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1998
                                    EXHIBIT C

                                                                                                              % To Net
                                                                                             Amount              Sales
                                                                                             ------              -----
Sales - Note M                                                                           $ 81,159,648           103.08
Less Freight-out                                                                              885,257            01.12
     Returns and allowances                                                                 1,437,467            01.83
     Discounts                                                                                100,811            00.13
                                                                                              -------            -----

Net sales                                                                                  78,736,113           100.00
Cost of goods sold                                                                         53,627,324            68.11
                                                                                           ----------            -----

        Gross Profit                                                                       25,108,789            31.89
Operating Expenses                                                                         ----------            -----
   Corporate marketing and design                                                          12,673,498            16.09
   General administrative, net                                                              4,068,405            05.17
   Data processing                                                                          1,204,930            01.53
   Financial, including interest expense of $1,782,520                                      2,344,625            02.98
                                                                                            ---------            -----

        Total Operating Expenses                                                           20,291,458            25.77
                                                                                           ----------            -----

Income before taxes                                                                         4,817,331            06.12
Provision for taxes based on income - Note H                                                1,798,022            02.29
                                                                                            ---------            -----

Net Income for the Year                                                                  $  3,019,309            03.83
                                                                                            =========            =====

The accompanying notes are an integral part of the financial statements and should be read in conjunction therewith

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                        COMBINED STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1998
                                    EXHIBIT D


Cash Flows from Operating Activities
------------------------------------
   Net income                                                                            $     3,019,309
                                                                                         ---------------
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                                                            1,558,227
      Changes in operating assets and liabilities:
           Accounts receivable                                                                   117,656
          Insurance and other claims receivable                                                2,477,527
          Due from affiliates, net                                                               421,608
          Inventories                                                                    (     4,841,163 )
          Prepaid expenses and other current assets                                              172,929
          Other assets                                                                   (        16,953 )
          Due to factor                                                                  (       307,868 )
          Accounts payable                                                                       647,286
          Accrued expenses and other current liabilities                                 (       904,906 )
          Income taxes prepaid and payable                                               (        28,474 )
          Security deposits                                                                       43,823
                                                                                                  ------

               Total Adjustments                                                         (       660,308 )
                                                                                         -       -------

               Net cash provided by operating activities                                       2,359,001
                                                                                               ---------
Cash Flows from Investing Activities
   Acquisitions of property, plant and equipment                                         (     1,198,630 )
   (Increase) in cash surrender value, net of loans payable                              (        68,559 )
                                                                                         -        ------
               Net cash (used in) investing activities                                   (     1,267,189 )
                                                                                         -     ---------

The accompanying notes are an integral part of the financial statements and should be read in conjunction therewith.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                        COMBINED STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1998
                                    EXHIBIT D

Cash Flows from Financing Activities
------------------------------------
   Long-term debt, net                                                            $        2,620,345
   Due to members                                                                 (           23,081 )
   Purchase and retirement of preferred and common stock                          (        3,120,000 )
   Proceeds from issuance of common stock                                                    208,300
   Buyout of member's interest                                                    (          135,729 )
   Distributions paid to members                                                  (          105,214 )
                                                                                             -------
               Net cash (used in) financing activities                            (          555,379 )
                                                                                             -------
Net increase in cash                                                                         536,433
Cash at beginning of year                                                                    287,569
                                                                                             -------
Cash at end of year                                                               $          824,002
                                                                                  ==================
Cash payments for income taxes                                                    $        2,017,443
                                                                                  ==================
Cash payments for interest                                                        $        1,848,963
                                                                                  ==================


The accompanying notes are an integral part of the financial statements and should be read in conjunction therewith.

         EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                NOTES TO FINANCIAL STATEMENTS AS AT JUNE 30, 1998

Nature of Operations
--------------------

Ex-Cell Home Fashions, Inc. ("Ex-Cell") is a manufacturer and importer of merchandise for the home furnishings market in the United States.

Ansam Realty Company, LLC ("Ansam") was organized as a partnership and commenced operations in October, 1969. On December 8, 1994, the partners elected, under North Carolina statutes, to convert the partnership to a limited company.

Ansam owns and leases real property in Goldsboro, North Carolina, to Ex-Cell.

Note A - Summary of Significant Accounting Policies
---------------------------------------------------

    Principles of Combination and Consolidation
    -------------------------------------------

The combined financial statements include the accounts of Ex-Cell Home Fashions, Inc. and its subsidiaries and its affiliate, Ansam Realty Company, LLC. Ex-Cell's subsidiaries include the following entities: Ex-Cell of Bentonville, Inc. ("Bentonville"), Ex-Cell Linde of California, Inc. ("California"), Ex-Cell Linde of Carolina, Inc. ("Carolina"), Ex-Cell Home Fashions (H.K.), Limited ("H.K."), Ex-Cell Home Fashions (Far East) Ltd. ("Far East") and Ex-Cell Home Fashions (China) Ltd. ("China"), all of which subsidiaries are wholly owned. H. K., Far East and China are Hong Kong corporations. As at June 30, 1998, California was liquidated, with no resulting recordable gain or loss on the liquidation. Ex-Cell and its subsidiaries and its affiliate, Ansam, are referred to as "the Company" herein. See Note L for a tabulation of the capital structure.

Significant intercompany accounts and transactions are eliminated in combination and consolidation.

    Inventories
    -----------

Inventories are stated at the lower of cost, generally by the first-in, first-out method, or market.

    Property, Plant and Equipment, Pledged
    --------------------------------------

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed by straight-line and accelerated methods at rates based upon the estimated useful lives of the respective assets.

    Deferred Loan Costs
    -------------------

Loan costs, aggregating $76,005, are being amortized over the term of the related loan of 15 years.

         EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                NOTES TO FINANCIAL STATEMENTS AS AT JUNE 30, 1998

Note A - Summary of Significant Accounting Policies (Continued)
---------------------------------------------------------------

    Foreign Currencies
    ------------------

Assets and liabilities recorded in foreign currencies on the books of foreign subsidiaries are translated at the exchange rate on the balance sheet date. Translation adjustments resulting from this process are charged or credited to equity. Revenues, costs and expenses are translated at average rates of exchange prevailing during the year. Gains and losses on foreign currency transactions are included in nonoperating expenses. Gains and losses from foreign currency translation adjustments or transactions during the years ended June 30, 1998 have been nominal, and therefore have not been segregated in the combining financial statements.

    Concentrations of Risk
    ----------------------

Major Customers
---------------

Two national retailers comprise approximately 30% of the Company's total sales for the year ended June 30, 1998.

Uninsured Cash Balances
-----------------------

The Company maintains cash balances in several domestic and foreign banks. However, only the domestic bank accounts at each institution are insured in the aggregate up to $100,000 by the Federal Deposit Insurance Corporation.

    Advertising
    -----------

Advertising costs charged to operations for the year ended June 30, 1998 approximated $770,000 and are expensed as incurred.

    Use of Estimates
    ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note B - Insurance and Other Claims Receivable
----------------------------------------------

Insurance and other claims receivable represent amounts due to the Company totaling $2,560,315 for assets misappropriated by an employee in prior years. During the year ended June 30, 1998, the Company recovered $2,491,491, net of related expenses of $13,964 from its insurance carriere and the perpetrator. The Company expects to recover another $82,788.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30 1998

Note C - Inventories, Partially Pledged
---------------------------------------
Inventories are as follows as at June 30, 1998:

   Raw materials and work in process                                                     $         8,107,662
   Finished goods                                                                                 13,542,980
                                                                                                  ----------
          Total                                                                          $        21,650,642
                                                                                         ===================

The Company has granted a security interest to Capital Factors, Inc. in all its imported inventories, which approximated $9,113,000 as at June 30, 1998. See Note F

Note D - Property, Plant and Equipment, Pledged
-----------------------------------------------
Property, plant and equipment are summarized as follows

                                                                            Balance at June 30, 1998
                                                                            ------------------------
                                                                                            Accumulated           Book
                                                                      Cost                  Depreciation          Value
                                                                      ----                  ------------          -----
     Land                                                           $          404,108   $         -           $           404,108
     Building and improvements                                               6,771,408             2,698,784             4,072,624
     Machinery and equipment                                                13,261,829            10,849,226             2,412,603
     Furniture and fixtures                                                  1,453,951             1,105,493               348,458
     Transportation and delivery equipment                                     163,121               150,711                12,410
     Leasehold improvements                                                  2,739,349             1,762,827               976,522
     Data processing equipment                                               3,133,569             2,377,970               755,599
                                                                             ---------             ---------               -------
          Total                                                     $       27,927,335   $        18,945,011   $         8,982,324
                                                                    ==================   ===================   ===================

Depreciation amounted to $1,554,611 for the year ended June 30, 1998. Property, plant and equipment are pledged to secure certain long-term obligations. See related Note I for a description of such obligations. In that regard, Ansam has pledged all its assets, which consist substantially of land, building and improvements as collateral for indebtedness owing to First UnionNational Bank.

Furniture and fixtures at June 30, 1998 include assets in Hong Kong with a cost of $97,995 and a book value of $49,556 and assets in China with a cost of $523,348 and a book value of $260,522.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 1998

Note E - Deferred Charges and Other Assets
------------------------------------------

Deferred charges and other assets as at June 30, 1998 are as follows:

                Loans receivable (1)                                               $                    247,619
                Deposits and other                                                                       45,487
                Deferred loan costs, less accumulated
                     amortization of $67,992                                                              8,013
                                                                                     ---------------------------

                                                                    Total          $                    301,119
                                                                                     ===========================



(1) Loans receivable of $247,619 result from advances made by the Company under the terms of "Split dollar" life insurance policies on the life of Irving Angerman. The advances are to be repaid from the proceeds of the policies at death and are collateralized by the cash surrender value of such policies.

Note F - Due to Factor, Collateralized
--------------------------------------

Under an arrangement with Capital Factors, Inc. ("Capital"), cancelable upon 60 days notice, the Company, subject to the factor's credit approval, assigns and sells to Capital substantially all its accounts receivable without recourse; in instances where the credit approval of the factor has not been received prior to shipment, the risk of collectibility is retained by the Company.

The balance due to Capital of $2,720,744 as at June 30, 1998 represents advances made to the Company in excess of the Company's net equity in accounts receivable assigned and sold to the factor after deducting factoring charges, payments received from the factor and an allowance, where necessary, for customers' claims and deductions.

At June 30, 1998, approximately $46,000 of accounts receivable had been sold to Capital with recourse. Substantially all these receivables were collected in the subsequent period.

Accounts receivable (nonfactored), imported inventories and income tax refunds payable to the Company are pledged to secure any indebtedness due or which may become owing to Capital.

Note G - Accounts Payable
-------------------------

Accounts payable, amounting to $5,250,132 as at June 30, 1998, consist of amounts due trade creditors on open account.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 1998

Note H - Income Taxes
---------------------

Ex-Cell and its subsidiaries file separate federal and state income tax returns. Ex-Cell files its returns based on a December 31 year end. Its domestic subsidiaries file their returns based on a June 30 year end. Ex-Cell's policy is to provide for United States income taxes on the undistributed income of its foreign subsidiaries as such earnings are realized; such income taxes become due and payable as and when dividends are paid by the subsidiaries to it as the parent company.

Ansam is a limited liability company treated as a partnership for income tax reporting purposes and, as such, is not subject to income tax. Accordingly, no provision for income taxes on Ansam's earnings is provided in the combining financial statements, since taxable income attributed to it is reportable by its members in their individual income tax returns.

Income taxes payable as at June 30, 1998, which include deferred taxes on undistributed earnings of wholly owned foreign subsidiaries, represent amounts attributable to Ex-Cell and its subsidiaries and are reflected net of prepayments. Deferred income taxes, noncurrent, represent the cumulative effect of temporary differences in reporting revenue and expenses for tax and financial statement purposes.

The tax effects of temporary differences that give rise to noncurrent deferred income tax (assets) and liabilities at June 30, 1998 are attributable to Ex-Cell and its subsidiaries and are presented below:

                                                                                               1998
                                                                                        -------------------
                Deferred compensation                                              $ (             247,739 )
                Depreciation                                                                       388,227
                                                                                        -------------------

                                                                    Total, Net     $               140,488
                                                                                        ===================


Based upon Ex-Cell and its subsidiaries' history of profitability, management believes that the deferred income tax asset will be realized in future years.

The provision for income taxes for the years ended June 30, 1998 is attributable to Ex-Cell and its subsidiaries and consist of the following:


                                                                                               1998
                                                                                        -------------------
                Current                                                            $             1,751,130
                Deferred - noncurrent                                                               46,892
                                                                                        -------------------

                                                                    Total          $             1,798,022
                                                                                        ===================

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 1998

Note I - Long-term Debt, Collateralized
---------------------------------------

Long-term debt as at June 30, 1998 consists of:


                                                                                          Due Within                  Due After
Ex-Cell                                                          Total                     One Year                   One Year
-------                                                          -----                     --------                   --------
   Term loan - First Union National
      Bank of North Carolina ("Bank") (1)                     $     5,559,000           $   768,000              $   4,791,000
   Note payable -
      AKAB of Sweden (2)                                              181,050               120,700                     60,350
      Other                                                            64,664                                           64,664
                                                                       ------               -------                     ------
                                                                    5,804,714               888,700                  4,916,014
                                                                    ---------               -------                  ---------
Ansam
-----
   Industrial Revenue Bonds (3)                                       443,850               177,523                    266,327
   Notes payable - First Union National
      Bank of North Carolina
           (4)                                                        688,000                92,000                    596,000
           (5)                                                        611,800                53,200                    558,600
                                                                      -------                ------                    -------
                                                                    1,743,650               322,723                  1,420,927
                                                                    ---------               -------                  ---------
               Total                                          $     7,548,364         $   1,211,423              $   6,336,941
                                                              ===============             =========                 ==========


(1) In September 1997, Ex-Cell received proceeds of a $6,135,000 term loan from the Bank, a portion of which was used to satisfy an existing term loan. The loan, which is payable in quarterly principal installments of $192,000 from October 1, 1997 through July 1, 2005, bears interest at a current rate of 1.5% above LIBOR (London Interbank Offered Rate), and is collateralized by a deed of trust on real property owned by the Company, and all machinery and equipment, furniture and fixtures and leasehold improvements now owned or hereafter acquired by the Company. In addition, the related loan agreement contains various financial covenants, the most significant of which are:

               Ex-Cell and its subsidiaries must maintain minimum consolidated working capital of $6,000,000 and a minimum ratio of their consolidated current assets to their consolidated current liabilities of 1.40 to 1.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 1998

Note I - Long-term Debt, Collateralized (Continued)
---------------------------------------------------

               Ex-Cell and its subsidiaries must maintain minimum consolidated tangible net worth, as defined, of at least $7,670,186 as at June 30, 1997 and increasing by no less than 50% of pre-tax net income thereafter.

               Ex-Cell and its subsidiaries must not exceed a maximum ratio of total consolidated liabilities to consolidated tangible net worth, as defined, as indicated in the table below:

                                    Year Ending

                                    June 29, 1998         2.9 to 1
                                    June 29, 1999         2.5 to 1
                                    June 29, 2000         2.1 to 1
                                    Thereafter            2.0 to 1

               Capital expenditures of Ex-Cell and its subsidiaries may not exceed $1,500,000 in any fiscal year during the term of the loan.

        As at June 30, 1998, Ex-Cell and its subsidiaries were in compliance with the requirements contained in the related agreement.

(2) The note payable to AKAB of Sweden was issued for the purchase of equipment. The note, which bears interest at 7.17%, is payable in three remaining semi-annual principal installments of $60,350. The note is secured by the equipment which has a book value of $348,225 as at June 30, 1998.

(3) On December 1, 1985, Ansam received the proceeds of $3,350,000 from the issuance of Industrial Revenue Bonds by Wayne County Industrial Facilities and Pollution Control Financing Authority. The Bank is acting as Trustee. The bonds bear interest at 81.87% of prime payable quarterly. Quarterly principal payments amount to $44,381, with a final payment of $44,416 due on December 1, 2000. The loan agreement has been guaranteed by Ex-Cell. The loan is secured by the related property.

        The Guarantee Agreement limits payments for dividends by Ex-Cell and the acquisition by Ex-Cell of its common stock and imposes certain financial covenants upon Ex-Cell. At June 30, 1998, Ex-Cell was in compliance with the requirements contained in the loan agreement underlying the guarantee.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 1998

Note I - Long-term Debt, Collateralized (`Continued)
----------------------------------------------------

(4) On September 3, 1997, Ansam borrowed $780,000 from the Bank under a joint borrowing agreement entered into by Ex-Cell and Ansam with the Bank. The balance borrowed by Ansam is payable in thirty-two quarterly installments, commencing October 1, 1997, of $23,000 with the balance due on October 1, 2005. Interest will be charged based on a fluctuating rate to be determined each semi-annual period. Such rate is based on the lower of LIBOR (London Interbank Offered Rate) or the bank's prime rate and is calculated based on certain financial ratios of Ex-Cell and Ansam at the end of each semi-annual period. This loan is secured by the assets of the Company and is guaranteed by Ex-Cell. See Note D.

        The loan agreement provides for Ex-Cell to maintain certain financial covenants. At June 30, 1998, Ex-Cell was in compliance with these covenants.

(5) On September 3, 1997, I & S of Goldsboro, LLC ("I & S") borrowed $665,000 from the Bank, and on October 31, 1997 Ansam acquired the members' interests of I & S. See Note L. The balance is payable in thirty-two quarterly installments, commencing October 1, 1997, of $13,300 with the balance due on October 1, 2005. Interest will be charged at 1.4% above LIBOR. The loan is secured by the assets of I & S and is guaranteed by Ex-Cell and Ansam.

Maturities of long-term debt are summarized as follows:

                    Years Ending June 30,        Amount
                    ---------------------        ------
                            2000              $      1,151,073
                            2001                     1,002,004
                            2002                       913,200
                            2003                       913,200
                            2004                       913,200
                         Thereafter                  1,444,264
                                                 --------------

                            Total             $      6,336,941
                                                 ==============

Note J - Retirement Plan and Deferred Compensation
--------------------------------------------------

The Company sponsors a qualified defined contribution 401(k) profit sharing plan covering certain employees. Subject to certain limitations, contributions to the plan are made by the Company based upon fixed percentages of eligible employee contributions. The plan provides generally for normal retirement at age 65. The Company contributions to the plan amounted to $107,712.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 1998

Note J - Retirement Plan and Deferred Compensation (Continued)
--------------------------------------------------------------

The Company also sponsors a nonqualified deferred compensation arrangement covering certain employees. The Company contributions to the plan amounted to $46,196.

Note K - Commitments and Contingencies
--------------------------------------

    Leases
    ------

The Company has entered into various operating leases for factory, warehouse and office space as follows:

                                                                                  Annual
               Location                                   Expiration Date       Base Rent
               --------                                   ---------------       ---------

    Domestic Office and Warehouse
    -----------------------------
        295 Fifth Avenue, New York, NY                    January 1, 2002       $372,000
        105-109 W. Grantham Street, Goldsboro, NC        Month-to-month         28,800

    Foreign Factory and Office
    --------------------------
        Mainland China                               August 31, 2008            58,600
        Hong Kong                                         July 31, 2000         42,000

Future minimum payments under the noncancellable operating leases consisted of the following as at June 30, 1998:


                       Years Ending June 30,           Amount
                       ---------------------           ------
                               2000                 $        472,600
                               2001                          434,100
                               2002                          244,600
                               2003                           58,600
                               2004                           58,600
                            Thereafter                       185,600
                                                       --------------

                      Minimum Lease Payments        $      1,454,100
                                                       ==============

Total rent expense charged to operations for the year was approximately
$572,000.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 1998

Note K - Commitments and Contingencies (Continued)
--------------------------------------------------

        Royalties
        ---------

In January 1998, the Company acquired the rights to manufacture and sell certain products under the Fieldcrest Cannon name. Under terms of an agreement expiring in 2002, the Company is obligated for minimum royalty payments between 3% and 8% of sales of related products, as follows:

                         1998                  $      500,000
                         1999                         750,000
                         2000                         875,000
                         2001                       1,000,000
                         2002                       1,100,000

The agreement allows for renewal terms through December 31, 2007 and December 31, 2012 provided certain conditions have been met.

Royalty expense charged to operations approximated $515,000 for the year ended June 30, 1998.

        Other
        -----

The Company, in the ordinary course of business, purchases merchandise from foreign suppliers by means of letters of credit. At June 30, 1998, the amount of unused balances of such letters of credit issued on the Company's behalf by Capital Factors, Inc. was insignificant.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                   AND ITS AFFILIATE ANSAM REALTY COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 1998

Note L - Shareholders' and Members' Equity
------------------------------------------

The following is a tabulation of the capital structure of the Company and its subsidiaries and its affiliate included in combination and consolidation:


                                                   Location of
                                                   -----------                             Authorized
Name                                               Incorporation       Class of Stock      Number of Shares    Par Value
                                                   -------------       --------------      ----------------    ---------
Ex-Cell  Home Fashions, Inc., parent entity        New York         6% Noncumulative:
-------  ----------------------------------
                                                                        Preferred                      2,000       $100
                                                                     Common - voting                   2,500     No Par
                                                                  Common - nonvoting (1)              10,000     No Par
Subsidiaries of Ex-Cell Home Fashions, Inc.
-------------------------------------------
     Ex-Cell of Bentonville, Inc.                  Arkansas       Common                                2,000     No Par
     Ex-Cell of Carolina, Inc.                     North Carolina Common                              100,000          1
     Ex-Cell Home Fashions (H.K.) Ltd. Limited     Hong Kong      Common                              200,000      1 (HK)
     Ex-Cell Home Fashions (Far East) Ltd. Limited Hong Kong      Common                               10,000      1 (HK)
     Ex-Cell Home Fashions (China) Ltd.            Hong Kong      Common                            1,870,000      1 (HK)





                                                                                     Issued and Outstanding
                                                          Class of Stock              As at June 30, 1998
                                                          --------------              -------------------
Ex-Cell  Home Fashions, Inc., parent entity            6% Noncumulative:             Shares         Amount
-------  ----------------------------------                                          ------         ------

                                                           Preferred                 1,071  $     107,100
                                                        Common - voting                820      1,912,940
                                                     Common - nonvoting (1)          4,100          4,100
Subsidiaries of Ex-Cell Home Fashions, Inc.
-------------------------------------------
     Ex-Cell of Bentonville, Inc.                    Common                             100          5,000 *
     Ex-Cell of Carolina, Inc.                       Common                           5,000          5,000 *
     Ex-Cell Home Fashions (H.K.) Ltd. Limited       Common                         193,000         25,000 *
     Ex-Cell Home Fashions (Far East) Ltd. Limited   Common                               2        120,000 *
     Ex-Cell Home Fashions (China) Ltd.              Common                       1,870,000        241,915 *

Ansam Realty Company, LLC, affiliated entity (2)
------------------------------------------------

     The members, as listed below, have agreed to share its profits and losses in the following percentages:

               Irving Angerman                                70%
               Samuel Samelson                                30%


     (1) On February 26, 1998, the Board of Directors of Ex-Cell Home Fashions, Inc. declared a 5 for 1 common stock dividend payable in nonvoting no par value common stock, with a stated value of $1.

     (2) On June 20, 1997, Alex Hershenbaum, a member owning a 15% interest, withdrew from Ansam. In connection therewith, Ansam paid to Hershenbaum $798,213 for his interest, and reflected a decrease in its members' equity (chargeable against the remaining members) to the extent the amount paid to this former member exceed his capital balance, amounting to $664,078.00

*  Eliminated in consolidation of Ex-Cell and its subsidiaries.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 1998

Note M - Sales
--------------

Gross sales include sales of foreign produced merchandise shipped directly to customers. Such sales amounted to approximately $2,174,000 for the year ended June 30, 1998. Gross profit on these sales amounted to approximately $281,000 for the year ended June 30, 1998.

Note N - Subsequent Events
--------------------------

On February 12, 1999, Ansam was merged into Ex-Cell and the stock of the combined entity was sold to Glenoit Corporation.

Subsequent to June 30, 1998, Ansam purchased land located in Wayne County, North Carolina, adjacent to certain of the property described in Note D, at a cost of $50,000 and entered into a separate agreement to purchase another parcel of land similarly located in that county at a cost of approximately $85,000.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                   AND ITS AFFILIATE ANSAM REALTY COMPANY, LLC
                                DECEMBER 31, 1998

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                             COMBINED BALANCE SHEET
                             AS AT DECEMBER 31, 1998


     ASSETS

Current Assets
   Cash                                                           $      809,983
   Accounts receivable, partially pledged                                656,168
   Due from factor, collaterized                                       2,550,686
   Inventories, partially pledged - Note B                            14,872,459
   Prepaid and other current assets                                      720,907
                                                                   -------------

     Total Current Assets                                             19,610,203


Property, Plant and Equipment, Pledged, at Cost,
   Less Accumulated Depreciation                                       8,903,164

Deferred Charges and Other Assets                                        764,102
                                                                  --------------

     TOTAL ASSETS                                                 $   29,277,469
                                                                  ==============



The accompanying notes are an integral part of the financial statements and should be read in conjunction therewith.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                             COMBINED BALANCE SHEET
                             AS AT DECEMBER 31, 1998

     LIABILITIES AND SHAREHOLDERS' AND MEMBERS' EQUITY
Current Liabilities
   Current maturities of long-term debt - collateralized                     $      1,211,424
   Accounts payable                                                                 4,823,218
   Accrued expenses and other current liabilities                                   1,217,518
   Income taxes payable                                                                65,232
                                                                             ----------------

     Total Current Liabilities                                                      7,317,392

Long-term Debt, Collateralized                                                      5,571,896
Other long-term liabilities                                                           740,389
                                                                             ----------------

     Total Liabilities                                                             13,629,677

Commitments and Contingencies

Shareholders' and Members' Equity                                                  15,647,792
                                                                             ----------------

     TOTAL LIABILITIES AND SHAREHOLDERS' AND MEMBERS' EQUITY                 $     29,277,469
                                                                             ================



The accompanying notes are an integral part of the financial statements and should be read in conjunction therewith.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                          COMBINED STATEMENT OF INCOME
        FOR THE SIX MONTHS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1997


                                                                       1998                1997
Sales                                                            $   45,716,404      $   44,601,635
Less Freight-out                                                        473,877             436,594
         Returns and allowances                                       1,113,707             552,867
         Discounts                                                       50,146              56,734
                                                                 --------------      --------------
Net sales                                                            44,078,674          43,555,440
Cost of goods sold                                                   30,438,526          29,559,099
                                                                 --------------      --------------
        Gross Profit                                                 13,640,148          13,996,341
Operating Expenses
   Corporate marketing and design                                     7,366,871           6,228,052
   General administrative, net                                        1,246,110           2,463,072
   Data processing                                                      582,308             635,950
   Financial, including interest expense of $838,049 and $976,262     1,183,466           1,439,899
                                                                 --------------      --------------

        Total Operating Expenses                                     10,378,755          10,766,973
                                                                 --------------      --------------

Income before taxes based on income                                   3,261,393           3,229,368
Provision for taxes based on income                                   1,183,660           1,329,104
                                                                 --------------      --------------

Net Income                                                       $    2,077,733      $    1,900,264
                                                                 ==============      ==============


The accompanying notes are an integral part of the financial statements and should be read in conjunction therewith.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
            COMBINING STATEMENT OF SHAREHOLDERS' AND MEMBERS' EQUITY
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1998

                                                                  Combined
                                                                  --------

Balance as at July 1, 1998                                    $     13,633,309

Net income for the six months                                        2,077,733
Members' distributions during the six months                  (         63,250)
                                                              ----------------
Balance as at December 31, 1998                               $     15,647,792
                                                              ================




The accompanying notes are an integral part of the financial statements and should be read in conjunction therewith.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                        COMBINED STATEMENT OF CASH FLOWS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1998



                                                                   Combined
                                                                   --------
Cash Flows from Operating Activities
   Net income                                                   $   2,077,733
                                                                -------------
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                                   799,258
      Changes in operating assets and liabilities:
           Accounts receivable                                  (     423,593 )
          Inventories                                               6,778,183
          Prepaid expenses and other current assets             (     555,041 )
          Other assets                                                 45,689
          Due from factor                                       (   5,271,430 )
          Accounts payable                                      (     426,914 )
          Accrued expenses and other liabilities                (   1,489,511 )
                                                                -------------

               Total Adjustments                                (     543,359 )
                                                                -------------

               Net cash provided by operating activities            1,534,374
                                                                -------------

Cash Flows from Investing Activities
   Acquisitions of property, plant and equipment                (     720,098 )
                                                                -------------

               Net cash (used in) investing activities          (     720,098 )
                                                              ===============


The accompanying notes are an integral part of the financial statements and should be read in conjunction therewith.

          EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                        COMBINED STATEMENT OF CASH FLOWS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1998



                                                                      Combined
                                                                      --------
Cash Flows from Financing Activities
   Long-term debt, net                                            $ (  765,045)
   Distributions paid to members                                    (   63,250)
                                                                  ------------
               Net cash (used in) financing activities              (  828,295)
                                                                  ------------
Net decrease in cash                                                (   14,019)
Cash at beginning of period                                            824,002
                                                                  ------------
Cash at end of period                                               $  809,983
                                                                    ==========


The accompanying notes are an integral part of the financial statements and should be read in conjunction therewith.

         EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                NOTES TO CONDENSED, COMBINED FINANCIAL STATEMENTS
                             AS AT DECEMBER 31, 1998

Nature of Operations
--------------------

Ex-Cell Home Fashions, Inc. ("Ex-Cell") is a manufacturer and importer of merchandise for the home furnishings market in the United States.

Ansam Realty Company, LLC ("Ansam") was organized as a partnership and commenced operations in October, 1969. On December 8, 1994, the partners elected, under North Carolina statutes, to convert the partnership to a limited company.

Ansam owns and leases real property in Goldsboro, North Carolina, to Ex-Cell.

Note A - Summary of Significant Accounting Policies
---------------------------------------------------

    Basis of Presentation
    ---------------------

    The accompanying unaudited condensed consolidated financial statements of Ex-Cell have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six-month period ended December 31, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 1999. The unaudited financial statements should be read in conjunction with the audited financial statements and footnotes thereto for the fiscal year ended June 30, 1998.

    Principles of Combination and Consolidation
    -------------------------------------------

The combining financial statements include the accounts of Ex-Cell Home Fashions, Inc. and its subsidiaries and its affiliate, Ansam Realty Company, LLC. Ex-Cell's subsidiaries include the following entities: Ex-Cell of Bentonville, Inc. ("Bentonville"), Ex-Cell Linde of California, Inc. ("California"), Ex-Cell Linde of Carolina, Inc. ("Carolina"), Ex-Cell Home Fashions (H.K.), Limited ("H.K."), Ex-Cell Home Fashions (Far East) Ltd. ("Far East") and Ex-Cell Home Fashions (China) Ltd. ("China"), all of which subsidiaries are wholly owned. H. K., Far East and China are Hong Kong corporations. As at June 30, 1998, California was liquidated, with no resulting recordable gain or loss on the liquidation. Ex-Cell and its subsidiaries and its affiliate, Ansam, are referred to as "the Company" herein.

Significant intercompany accounts and transactions are eliminated in combination and consolidation.

         EX-CELL HOME FASHIONS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES
                  AND ITS AFFILIATE, ANSAM REALTY COMPANY, LLC
                NOTES TO CONDENSED, COMBINED FINANCIAL STATEMENTS
                             AS AT DECEMBER 31, 1998

Note A - Summary of Significant Accounting Policies (Continued)
---------------------------------------------------------------

    Use of Estimates
    ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note B - Inventories, Partially Pledged
---------------------------------------

Inventories are as follows
                                                   As at December 31, 1998
                                                   -----------------------

   Raw materials and work in process                 $         6,805,633
   Finished goods                                              8,066,826
                                                        -----------------

          Total                                      $        14,872,459
                                                     ====================

The Company has granted a security interest to Capital Factors, Inc. in all its imported inventories. Imported inventories amounted to approximately $6,334,000 as at December 31, 1998.



Note C - Subsequent Event
-------------------------

On February 12, 1999, Ansam was merged into Ex-Cell and the stock of the combined entity was sold to Glenoit Corporation.

                      PROFORMA CONSOLIDATED FINANCIAL DATA

On October 2, 1998, Glenoit Corporation (the "Company") acquired all the Capital Stock of American Pacific Enterprises, Inc. (the "APE Acquisition") for approximately $39.1 million, including fees and expenses, subject to post-closing adjustments. The Company filed on Form 8-K dated October 2, 1998 all related information.

The following Unaudited Pro Forma Statement of Income of the Company for the year ended January 2, 1999 reflects the APE Acquisition and Ex-Cell Acquisition as if they had occurred at the beginning of the fiscal year.

The following Unaudited Pro Forma Consolidated Balance Sheet of the Company as of January 2, 1999 reflects the Ex-Cell Acquisition as if it occurred on that date. The Company's Consolidated Balance Sheet as of January 2, 1999 reflects the APE Acquisiton.

The Pro Forma Statements do not purport to represent what the Company's financial position or results of operations would actually have been if the relevant transactions had occurred at the beginning of each period presented or to project the Company's consolidated results of operations or financial position at any future date or for any future period.

                     UNAUDITED PROFORMA STATEMENT OF INCOME
                       FOR THE YEAR ENDED JANUARY 2, 1999


                                                                  Nine Months ended
                                           Twelve months           October 2, 1998           APE                Pro forma
                                        end January 2, 1999       American Pacific        Acquisition          as adjusted
                                        Glenoit Corporation       Enterprises, Inc.       adjustments     for APE Acquisition
                                       ----------------------     ------------------     -------------     ------------------
Net sales                                           172,042                53,327                                     225,369
Cost of sales                                       123,697                33,542       (      3,367 ) f              153,872
                                          ------------------     -----------------        -----------      -------------------
   Gross profit                                      48,345                19,785              3,367                   71,497
                                          ------------------     -----------------        -----------      -------------------

Operating expenses:
   Selling                                           15,025                 2,392                                      17,417
   Administrative                                    16,115                 9,370                 60   a               26,205
                                                                                                 660   b
   Research and development                           1,736                                                             1,736
                                          ------------------     -----------------        -----------      -------------------
     Total operating expenses                        32,876                11,762                720                   45,358
                                          ------------------     -----------------        -----------      -------------------

Income from operations                               15,469                 8,023              2,647                   26,139

Other income (expense):
   Interest expense, net                (            13,942 )  (              632 )     (      2,606 ) c  (            17,180 )

   Amortization of deferred
     financing costs                    (               691 )                           (        228 ) d  (               919 )

   Other                                (               147 )                                             (               147 )
                                          ------------------     -----------------        -----------      -------------------
     Total other                        (            14,780 )  (              632 )     (      2,834 )    (            18,246 )
                                          ------------------     -----------------        -----------      -------------------

Income before income taxes
     and extraordinary loss                             689                 7,391       (        187 )                  7,893
Income tax expense                                      307                   137              2,565   e                3,009
                                          ------------------     -----------------        -----------      -------------------
Income before extraordinary loss                        382                 7,254       (      2,752 )                  4,885
                                          ==================     =================        ===========      ===================


                     UNAUDITED PROFORMA STATEMENT OF INCOME
                       FOR THE YEAR ENDED JANUARY 2, 1999


                                            Pro forma               Ex-Cell                                   Pro forma
                                           as adjusted           for the 12 months     Acquisition           as adjusted
                                         for APE Acquisition    ended Dec. 31, 1998    adjustments       for APE and Ex-Cell
                                          ------------------    -------------------   ----------------   -------------------
Net sales                                           225,369                 79,259                                304,628
Cost of sales                                       153,872                 54,507           1,000   g            209,379
                                          ------------------     ------------------    ------------       ----------------
   Gross profit                                      71,497                 24,752    (      1,000 )               95,249
                                          ------------------     ------------------    ------------       ----------------

Operating expenses:
   Selling                                           17,417                 13,812                                 31,229
   Administrative                                    26,205                  4,442    (      2,061 ) h             29,494
                                                                                               908   l
   Research and development                           1,736                                                         1,736
                                          ------------------     ------------------    ------------       ----------------
     Total operating expenses                        45,358                 18,254    (      1,153 )               62,459
                                          ------------------     ------------------    ------------       ----------------

Income from operations                               26,139                  6,498             153                 32,790

Other income (expense):
   Interest expense                     (            17,180 )   (            1,644 )           496   j   (         23,103 )
                                                                                      (      4,775 ) k
   Amortization of deferred             (               919 )   (                3 )_ (        691 ) l   (          1,613 )
     financing costs
   Other                                (               147 )                                            (            147 )
                                          ------------------      -----------------    ------------       ----------------
     Total other                        (            18,246 )   (            1,647 )  (      4,970 )     (         24,863 )
                                          ------------------      -----------------    ------------       ----------------

Income before income taxes
     and extraordinary loss                           7,893                  4,851    (      4,817 )                7,927
Income tax expense                                    3,009                  1,902    (      1,889 ) m              3,021
                                          ------------------     ------------------    ------------       ----------------
Income before extraordinary loss                      4,885                  2,949    (      2,928 )                4,906
                                          ==================     ==================    ============       ================



(a) Adjustment to reflect additional depreciation expense related to the write-up of APE's equipment to fair value.

(b) Adjustment to reflect the amortization of $22.0 million of goodwill over an estimated useful life of 25 years.

(c) Adjustment to reflect interest expense related to the $55.7 million of borrowings under the company's acquisition facility used in connection with the APE Acquisition offset by savings from APE's debt that was paid off.

(d) Adjustment to reflect the amortization of approximately $1.0 million of fees associated with the borrowings made under the Company's acquisition facility.

(e) Adjustment to reflect income taxes related to the total of the historical APE results and pro forma adjustments at an effective rate of 37.5% less amounts previously reported in APE's historical results.

(f) Adjustment to reduce cost of sales by $3,367,000 of additional expense incurred related to the write up of APE's inventory to fair value which was sold during the Company's fourth quarter. The additional cost of $3,367,000 was a non-recurring one-time adjustment which negatively impacted the Company's operating results within three months after the APE Acquisition.

(g) Adjustment to reflect additional depreciation expense related to the write up of Ex-Cell's fixed assets to estimated fair value.

(h) Adjustment to reflect the elimination of certain payroll and personnel costs associated with former shareholders of Ex-Cell that were terminated in connection with the acquisition, net of anticipated costs of replacement personnel.

(i)  Amortization of estimated goodwill of $22.0 million over 25 years.

(j) Adjustment to eliminate interest expense of Ex-Cell related to long term debt that was refinanced by Glenoit in connection with the Ex-Cell Acquisition. Remaining interest expense relates to Ex-Cell's accounts receivable factoring arrangement.

(k) Adjustment to reflect interest expense related to $52.4 million of borrowings under the Company's Amended and Restated Credit Facility utilized to acquire all outstanding shares of Ex-Cell and extinguish Ex-Cell's outstanding long term debt.

(l) Adjustment to reflect the amortization of capitalized fees and expenses associated with the amended and restated credit facility amortized over the life of the facility.

(m) Adjustment to reflect income taxes related to the total of the historical Ex-Cell results and pro forma adjustments at an effective rate of 37.5% less amounts previously reported in Ex-Cell's historical results.

                        UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF JANUARY 2, 1999


                                                                                         Ex-Cell          Glenoit Pro Forma
                                                 Glenoit        Combined Ex-Cell       Acquisition           for Ex-Cell
                                               Consolidated    Home Fashions, Inc.     Adjustments           Acquisition
                                             ----------------  -------------------   ---------------     ------------------
Cash                                                 339,700            809,983                                  1,149,683
Receivables, net                                  30,031,108          3,206,854                                 33,237,962
Inventory                                         19,734,042         14,872,459           2,500,000 a           37,106,501
Other current assets                               3,797,479            720,907            (987,500)b            3,530,886
                                             ----------------    ---------------     ---------------     ------------------
  Total current assets                            53,902,329         19,610,203           1,512,500             75,025,032
Property, plant and equipment, net                49,108,311          8,903,164           8,000,000 c           66,011,475
Goodwill, net                                     35,715,233                  0          22,023,388 d           57,738,621
Other assets                                       5,973,190            764,102           4,193,000 e           10,930,292
                                             ================    ===============     ===============     ==================
  Total assets                                   144,699,063         29,277,469          35,728,888            209,705,420
                                             ================    ===============     ===============     ==================

Accounts payable                                   2,888,602          4,823,218                                  7,711,820
Accrued liabilities                               21,820,034          1,282,750             500,000 f           23,602,784
Current portion of long-term debt                          0          1,211,424          (1,211,424)g                    0
Due to parent                                      1,752,143                  0                                  1,752,143
                                             ----------------    ---------------     ---------------     ------------------
  Total current liabilities                       26,460,779          7,317,392            (711,424)            33,066,747
Long-term debt                                   160,707,499          5,571,896          48,928,104 h          215,207,499
Other                                              3,886,254            740,389           3,160,000 i            7,786,643
Equity                                           (46,355,469)        15,647,792         (15,647,792)           (46,355,469)
                                             ================    ===============     ===============     ==================
  Total liabilities and equity                   144,699,063         29,277,469          35,728,888            209,705,420
                                             ================    ===============     ===============     ==================


a - Adjustment reflects the estimated write up of inventory on-hand at Ex-Cell to estimated fair value less cost to sell and less a normal selling margin.

b - Adjustment to recognize current deferred tax balances associated with the application of purchase accounting to Ex-Cell accounts.

c - Adjustment to reflect the estimated write up of Ex-Cell's fixed assets to fair value.

d - The purchase price to be allocated consists of: (1) $43.2 million paid to the former shareholders of Ex-Cell, (2) $6.9 million of debt of Ex-Cell that was extinguished, and (3) estimated fees and expenses of $1.1 million.

The Ex-Cell Acquisition was accounted for using the purchase method of accounting and the total purchase cost was allocated first to assets and liabilities based on their respective fair values, with the remainder allocated to goodwill. The allocation of the purchase price above is based on historical amounts and management's estimates which may differ from the final allocation.

e - Reflects the capitalization of $4.1 million in fees and expenses incurred in connection with the financing of the Ex-Cell Acquisition.

f - Reflects fees and expenses accrued but not yet paid.

g - Reflects the extinguishment of the current portion of Ex-Cell long-term debt.

h - Reflects proceeds of borrowings under the Company's amended and restated credit facility less the repayment of existing Ex-Cell debt of $5.6 million.

i - Adjustment to reflect long term deferred tax liabilities recorded associated with the application of purchase accounting.